SMITH BARNEY HIGH INCOME OPPORTUNITY FUND INC.

ARTICLES OF AMENDMENT

Smith Barney High Income Opportunity Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (herein called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended by striking out Article II, as heretofore amended, and inserting in lieu thereof the following:

“ II: The name of the Corporation (hereinafter called the “Corporation”) is High Income Opportunity Fund Inc.”

SECOND: The foregoing amendment does not change the outstanding capital stock of the Corporation [illegible] aggregate par value thereof.

THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and witness by its Secretary on this 16th day of December 1994.

Attest:	SMITH BARNEY HIGH INCOME OPPORTUNITY FUND INC.

/s/ Christina T. Sydor	/s/ Stephen J. Treadway
Christina T. Sydor	Stephen J. Treadway
Secretary	Chairman of the Board

THE UNDERSIGNED, the chairman of the Board of Smith Barney High Income Opportunity Fund Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stephen J. Treadway
Stephen J. Treadway
Chairman of the Board